================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF

      Date of report (Date of earliest event reported) September 13, 2002
                                                       ------------------



                                TEREX CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                    1-10702                        34-1531521
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission                   (IRS Employer
     of Incorporation)            File Number)              Identification No.)



      500 Post Road East, Suite 320, Westport, Connecticut          06880
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                (Zip Code)


   Registrant's   telephone   number,   including  area  code  (203)  222-7170
                                                                --------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================


         As previously reported on a Current Report on Form 8-K dated September 13, 2002, Terex Corporation (the "Company" or the "Registrant") announced: (i) that it completed its previously announced acquisition of Genie Holdings, Inc ("Genie"); and (ii) that it consummated a $210 million incremental term loan borrowing under the Company's existing secured bank facility.

         The Registrant hereby amends Item 7 of its Current Report on Form 8-K dated September 13, 2002 as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following financial statements and pro forma financial information are hereto attached and filed as part of the report:

(a)Financial Statements of Business Acquired.
     Audited Consolidated Financial Statements of Genie Holdings, Inc. ........4
        Report of Independent Accountants......................................5
        Consolidated Statement of Operations --
            Year ended December 31, 2001.......................................6
        Consolidated Balance Sheet - December 31, 2001.........................7
        Consolidated Statement of Changes in Stockholders' Equity -
            Year ended December 31, 2001.......................................8
        Consolidated Statement of Cash Flows --
            Year ended December 31, 2001.......................................9
        Notes to Consolidated Financial Statements -- December 31, 2001.......10

     Unaudited Condensed Consolidated Financial Statements
      of Genie Holdings, Inc. ................................................23
        Condensed Consolidated Statement of Operations --
            January 1 through September 18, 2002..............................24
        Condensed Consolidated Balance Sheet - September 18, 2002.............25
        Condensed Consolidated Statement of Cash Flows --
            January 1 through September 18, 2002..............................26
        Notes to Condensed Consolidated Financial Statements -
          September 18, 2002..................................................27

(b)Pro Forma Financial Information.
        Terex Corporation Pro Forma Financial Information.....................32
        Unaudited Pro Forma Condensed Consolidated Statement of Operations
          of Terex Corporation and Subsidiaries for the year ended
           December 31, 2001..................................................33
        Unaudited Pro Forma Condensed Consolidated Statement of Operations
          of Terex Corporation and Subsidiaries for the nine months ended
           September 30, 2002.................................................34
        Notes to Unaudited Pro Forma Condensed Consolidated
         Financial Information................................................35

(c)Exhibits.

     a. First Amendment to Agreement and Plan of Merger, dated as of September 18, 2002, by and among Terex Corporation, Magic Acquisition Corp., Genie Holdings, Inc. and Robert Wilkerson, S. Ward Bushnell and F. Roger Brown and certain limited partnerships (incorporated by reference to Form 8-K Current Report, Commission File No. 1-10702, dated September 13, 2002 and filed with the Commission on September 20, 2002).

     b. Incremental Term Loan Assumption Agreement, dated as of September 13, 2002, relating to the Amended and Restated Credit Agreement dated as of July 3, 2002, among Terex Corporation, certain of its subsidiaries, the lenders party thereto and Credit Suisse First Boston, as administrative agent (incorporated by reference to Form 8-K Current Report, Commission File No. 1-10702, dated September 13, 2002 and filed with the Commission on September 20, 2002).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 26, 2002



                                           TEREX CORPORATION


                                           By:  /s/ Phillip C. Widman
                                                Phillip C. Widman
                                                Senior Vice President and
                                                Chief Financial Officer
                                                (Principal Financial Officer)

                    Audited Consolidated Financial Statements

                 of Genie Holdings, Inc. as of December 31, 2001

                          and for the year then ended.

                        Report of Independent Accountants




To the Board of Directors of
Genie Holdings, Inc., and Subsidiaries
Redmond, Washington


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Genie Holdings, Inc., and Subsidiaries ("the Company") at December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is in violation of certain restrictive covenants as of December 31, 2001, and the Company's revolving credit facility will expire in November 2002, both of which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




PricewaterhouseCoopers LLP
Seattle, Washington
July 10, 2002

                      Genie Holdings, Inc. and Subsidiaries
                      Consolidated Statement of Operations
                          Year Ended December 31, 2001
                                  (in millions)



Net sales                                                              $ 559.9
Cost of sales                                                            487.2
                                                                       --------
                   Gross profit                                           72.7
                                                                       --------


Other leasing income:
     Rental income                                                        34.4
     Equipment depreciation and rent expense                             (23.7)
     Interest earned on sales-type leases                                  4.0
     Gain on sale of equipment subject to operating leases                 0.3
     Other leasing expense                                                (3.5)
                                                                       --------
                   Total leasing income                                   11.5
                                                                       --------


General and administrative costs:
     Selling                                                              34.0
     Administrative                                                       25.6
     Research and development                                             13.2
                                                                       --------


                   Total general and administrative costs                 72.8
                                                                       --------


Restructuring expense (Note 12)                                            4.5
                                                                       --------

                   Operating income                                        6.9
                                                                       --------


Other income (expenses):
     Interest expense                                                    (26.9)
     Equity in loss of joint venture                                      (0.2)
     Interest income                                                       0.4
     Other                                                                 1.2
                                                                       --------


                   Total other expenses                                  (25.5)
                                                                       --------


                   Loss before income taxes and minority interests       (18.6)

Benefit from income taxes (Note 10)                                        7.8

Minority interests in consolidated joint ventures, net                    ---
                                                                       --------


                   Net loss                                            $ (10.8)
                                                                       ========


       The accompanying notes are an integral part of these consolidated financial statements.

                      Genie Holdings, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                December 31, 2001
                        (in millions, except share data)
Assets
Current assets:
  Cash and cash equivalents                                          $  6.9
  Accounts receivable, net (Note 3)                                   106.5
  Net investment in sales-type leases, current-portion (Note 4)         7.4
  Other receivables                                                    45.2
  Inventories, net (Note 5)                                           122.8
  Deferred tax assets (Note 10)                                        15.9
  Prepaid expenses and other (Note 6)                                  26.1
                                                                     -------
                      Total current assets                            330.8

Equipment subject to operating leases (Note 13)                       140.8
Net investment in sales-type leases, long-term (Note 4)                44.5
Property and equipment, net (Note 7)                                   65.0
Investment in joint venture (Note 8)                                    3.3
Other assets                                                           13.7
                                                                     -------

                      Total assets                                   $598.1
                                                                     =======

Liabilities and Stockholders' Equity
Current liabilities:
    Current portion of revolving credit facility
     and long-term debt (Note 9)                                     $ 174.1
    Secured accounts receivable program (Note 3)                        18.3
    Current portion of long-term debt (Note 9)                          73.6
    Accounts payable                                                    70.0
    Accrued expenses (Note 11)                                          38.0
    Income taxes payable                                                 7.8
                                                                     --------
                      Total current liabilities                        381.8
Revolving credit facility and long-term debt,
 net of current portion (Note 9)                                       122.7
Deferred gross profit (Note 14)                                          0.3
Deferred tax liabilities (Note 10)                                      21.8
                                                                     --------

                      Total liabilities                                526.6
                                                                     --------

Minority interest                                                        0.8
                                                                     --------

Commitments and contingencies (Note 18)

Stockholders' equity:
    Common stock, $10 par value; 100,000 shares authorized,
     3,333 issued                                                      ---
    Additional paid-in capital                                           0.3
    Retained earnings                                                   83.0
    Accumulated other comprehensive loss                               (12.6)
                                                                     --------

                      Total stockholders' equity                        70.7
                                                                     --------


                      Total liabilities and stockholders' equity    $  598.1
                                                                     ========

        The accompanying notes are an integral part of these consolidated financial statements.


                      Genie Holdings, Inc. and Subsidiaries
            Consolidated Statement of Changes in Stockholders' Equity
                          Year Ended December 31, 2001
                        (in millions, except share data)





                                                                                                Accumulated
                                                 Common stock       Additional                     other
                                             --------------------    paid-in      Retained     comprehensive
                                              Shares     Amount       capital     earnings         loss           Total
                                             --------  ----------   ----------    ---------    -------------    ----------
Balance, December 31, 2000                    3,333     $  ---         $  0.3      $  93.8       $  (7.2)        $  86.9
                                                                                                                ----------
Comprehensive loss
   Net loss                                     ---        ---           ---         (10.8)         ---            (10.8)
   Foreign currency translation adjustment,
      net of tax of $1.6                          -          -             -            -           (5.4)           (5.4)
                                                                                                                ----------
      Total comprehensive loss                                                                                     (16.2)
                                             --------- ----------   ----------    ---------    -------------    ----------

Balance, December 31, 2001                    3,333     $  ---         $  0.3      $  83.0       $ (12.6)        $  70.7
                                             ========= ==========   ==========    =========    =============    ==========




























        The accompanying notes are an integral part of these consolidated financial statements.


                      Genie Holdings, Inc. and Subsidiaries
                      Consolidated Statement of Cash Flows
                          Year Ended December 31, 2001
                                  (in millions)
Cash flows from operating activities
Net loss                                                                                 $        (10.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
       Depreciation and amortization                                                               29.6
       Restructuring expense                                                                        2.2
       Equity in loss of joint venture                                                              0.2
       Deferred income taxes                                                                      (12.0)
       Minority interest                                                                            0.1
       Proceeds from sale of receivables                                                           27.7
       Loss on sale of equipment                                                                    0.2
       Accounts receivable                                                                         21.4
       Net investment in sales-type capital leases                                                (13.4)
       Other receivables                                                                           (5.2)
       Inventories                                                                                 14.2
       Prepaid expenses and other                                                                 (14.1)
       Accounts payable                                                                            (0.2)
       Accrued expenses                                                                             4.9
       Income taxes payable                                                                        (0.8)
       Other, net                                                                                  (3.4)
                                                                                         ----------------

       Net cash provided by operating activities                                                   40.6
                                                                                         ----------------

Cash flows from investing activities
Purchase of property and equipment                                                                 (7.3)
Proceeds from the sale of equipment                                                                 7.2
Contribution to joint venture                                                                      (4.7)
Cost of assets subject to operating leases                                                        (88.7)
                                                                                         ----------------

       Net cash used in investing activities                                                      (93.5)
                                                                                         ----------------

Cash flows from financing activities
Net change in note payable                                                                        (27.3)
Net increase in secured accounts receivable program                                                18.3
Proceeds from long-term debt                                                                       85.3
Payments on long-term debt                                                                        (18.3)
                                                                                         ----------------

       Net cash provided by financing activities                                                   58.0
                                                                                         ----------------

Effect of exchange rate changes on cash                                                            (5.4)
                                                                                         ----------------

       Net decrease in cash and cash equivalents                                                   (0.3)

Cash and cash equivalents
Beginning of year                                                                                   7.2
                                                                                         ----------------

End of year                                                                              $          6.9
                                                                                         ================


Cash paid during the year for:
           Interest                                                                             $  14.8
           Income taxes                                                                         $   4.3


          The  accompanying  notes are an  integral  part of these  consolidated financial statements.

Genie Holdings, Inc. and Subsidiaries
Notes to Consolidated Financial Statements December 31, 2001 (dollar amounts in millions, unless otherwise noted, except per share amounts)
--------------------------------------------------------------------------------

1.       Summary of significant accounting policies

Nature of business and basis of presentation

Genie Holdings, Inc. and Subsidiaries (the "Company") manufactures and distributes portable material lifts and aerial work platforms and provides financing for its manufactured equipment. The Company's manufacturing facilities and headquarters are located in the state of Washington, with distribution of products worldwide through various sales offices located primarily in Europe, Asia and South America.

The consolidated financial statements include the accounts of Genie Holdings, Inc., its wholly owned subsidiaries, and two 80% owned domestic joint ventures as well as one 49% owned United Kingdom joint venture. The consolidated joint ventures have been classified as special purpose entities as a result of their business activities and the fact that they have less than 3% initial capital at risk from the other joint venture partners. An investment in one 49% owned joint venture in which the Company has the ability to exercise significant influence, but not control, is accounted for using the equity method. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all money market funds and debt instruments purchased with a maturity of three months or less to be cash equivalents.

Other receivables

Other receivables primarily represent Company-originated leases which have been sold and assigned to independent financial institutions.

Inventories

Inventories are stated at the lower of first-in, first-out cost or market. Costs included in inventories consist of materials, labor and manufacturing overhead, which are related to the purchase or production of inventories.

Property and equipment

Property and equipment, including significant improvements thereto, are stated at cost less accumulated depreciation and amortization. Cost includes expenditures for major improvements, replacements and renewals, and the net amount of interest cost associated with significant capital additions during periods of construction. Capitalized interest was approximately $0 in 2001. Maintenance and repairs are charged to expense as incurred.

When assets are sold, retired or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of income. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, ranging from three to ten years. Amortization of leasehold improvements is recorded using the shorter of the remaining lease term or the estimated economic lives of the respective assets.

Equipment returned from leases

The Company records equipment returned at the expiration of a lease as either inventory or equipment held for lease in the accompanying consolidated balance sheet. If the equipment is intended to be resold, the equipment is recorded as used inventory at the lower of cost or market. If the equipment is intended to be re-leased, the equipment is recorded as equipment held for lease at its net book value.

Foreign currency translation

Sales to foreign customers are primarily denominated in US dollars, the Company's functional currency, with the exception of sales generated through the Company's international distribution operations. Sales in these countries are denominated in the local currency.

The Company re-measures the assets and liabilities of its foreign operations at rates of exchange in effect at year-end for monetary assets and liabilities and at historical rates of exchange for nonmonetary assets and liabilities. Revenues and expenses are translated at the average rate of exchange during the year. Gains and losses resulting from the re-measurement of foreign currency amounts to the functional currency are included in the consolidated statement of income. Gains and losses resulting from translating assets and liabilities from the functional currency to US dollars are included in accumulated other comprehensive income (loss).

Derivative instruments

Effective January 1, 2001, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities," the Company recognizes all derivative instruments as assets or liabilities in the accompanying consolidated balance sheet and measures those instruments at fair value. Depending on the nature of the derivative, changes in fair value will be either offset against the change in fair value of the hedged assets, liabilities or firm commitments through earnings, or is recognized in accumulated other comprehensive income (loss) in the consolidated statement of changes in stockholders' equity until the hedged item is recognized in earnings.

The Company enters into a number of forward exchange contracts that qualify as cash flow hedges. These hedges are intended to offset the effect of exchange rate fluctuations on intercompany sales denominated in foreign currencies. Derivative financial instruments are not used for trading or speculative purposes. Counterparties to the Company's derivative financial instruments are credit worthy major financial institutions. The Company has not experienced any losses due to counterparty default.

Gains and losses on these instruments are deferred in accumulated other comprehensive income (loss) until the underlying transaction is reported in earnings. The Company had outstanding forward exchange contracts with notional amounts of approximately $12.7 at December 31, 2001. The fair value of these contracts at December 31, 2001 was not significant. The adoption of SFAS No. 133 did not have a material impact on the Company's 2001 consolidated financial statements.

Revenue recognition

Revenue related to the sale of equipment and service parts is recognized when earned and the risks of ownership have been transferred to the buyer, which is generally upon delivery to the customer. Shipping revenues and costs are included in net sales and cost of sales, respectively.

Revenue from sales-type leases is generally recognized at the inception of the lease. Income from operating leases is recognized ratably over the term of the lease. The Company routinely sells equipment subject to operating leases and the related lease payments. If the Company does not retain a substantial risk of ownership in the equipment, the transaction is recorded as a sale. If the Company does retain a substantial risk of ownership, the transaction is recorded as a borrowing and the operating lease payments are recognized as revenue over the term of the lease and the debt is amortized over a similar period.

Advertising costs

The Company expenses the costs of advertising and promotion as incurred. The Company incurred and expensed approximately $4.5 during 2001.

Warranty claims

Estimated warranty claims are provided for at the time of sale as a component of cost of sales with warranties covering the products from one to five years. The Company adjusts its warranty provision based on actual warranty claims experience.

Income taxes

Deferred taxes are recognized based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax expense or benefit represents the change in deferred tax asset or liability balances. A valuation allowance is established for deferred tax assets when it is more likely than not that the deferred tax asset will not be realized.

Concentration of risk

The Company's business activity is primarily with distributors and equipment rental companies located throughout the United States and various foreign countries. The Company generally does not require collateral in normal trade. Ten customers accounted for 52% of net sales during 2001. A significant portion of the Company's sales are to customers located outside the United States. In addition, the Company maintains its cash and cash equivalents in bank accounts with various financial institutions and, at times, balances may exceed federally insured limits.

In connection with the Company's receivables and sales-type capital leases, the Company performs a periodic evaluation of the adequacy of the allowance for doubtful accounts and future losses. The evaluation includes historical loss experience, the nature and volume of the Company's portfolios, adverse situations that may affect a customer's ability to repay, estimated value of the underlying collateral (if any) and prevailing economic conditions. If the evaluation of reserve requirements differs from the actual aggregate reserve, adjustments are made to the reserve. This evaluation is inherently subjective, as it requires estimates that are susceptible to revision as more information becomes available.

Self-insured risks and captive insurance company

The Company self-insures substantially all of its business liability risks, including general liability, product liability, workers' compensation and employee medical benefit plans.

Genie Industries, Inc., a wholly owned subsidiary of Genie Holdings, Inc., holds excess product liability insurance contracts from independent insurance companies in the amount of $26.0. The first $4.0 of each claim is the responsibility of the Company.

The Company's provision for losses for these self-insured risks is based upon historical loss experience. The provision for losses and loss expenses are based on estimates of final settlement and expected trends in claim severity, frequency and other factors that may vary significantly as claims are settled. Accordingly, ultimate losses may vary significantly from amounts recorded in the accompanying consolidated balance sheets.

Recent accounting pronouncements

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and other intangible assets deemed to have indefinite useful lives are not amortized but will be periodically tested for impairment. Other identifiable intangible assets will continue to be amortized over their useful lives. The Company is required to adopt SFAS No. 142 during fiscal 2002 and does not expect adoption to have a significant impact on the Company's financial position or results of operations.

The FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" in October 2001, which is effective for fiscal years beginning after December 15, 2001. This statement supercedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." However, it retains the fundamental provisions of SFAS No. 121 for the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale. Under SFAS No. 144, long-lived assets are to be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing or discontinued operations. The Company will be required to adopt this statement during fiscal 2002. The Company is currently analyzing the impact the adoption of this pronouncement may have on its consolidated financial statements.

In November 2001, the Emerging Issues Task Force ("EITF") issued EITF No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products". EITF 01-09 is effective in fiscal 2002 and requires that certain incentives paid by the Company to its customers be recognized at the time an obligation is incurred, usually at the later of the date the sales incentive is offered or the date when the related revenue is recognized. In addition, volume discounts would be classified as a reduction in revenue. The Company does not expect adoption of this guidance to have a significant impact on its consolidated financial statements.

Other pronouncements issued by the Financial Accounting Standards Board adopted during the year are not material to the Company's consolidated financial statements. Further, pronouncements with future effective dates are either not applicable or not material to the Company's consolidated financial statements.

2.       Liquidity

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company is in violation of certain restrictive covenants as of December 31, 2001, and has not obtained waivers for those areas of noncompliance. In addition, the Company's revolving credit facility will expire in November 2002. Both of these conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is seeking a waiver for the covenant violation and a replacement credit facility, but to date no such arrangement has been consummated. Although the Company continued to generate positive cash flows from operations in 2001, its ability to continue through December 31, 2002 is dependent upon the ability to replace the revolving credit facility, generate sufficient operating cash flow, and/or raise additional capital. Management expects that the Company's projected cash flow from operations and a new credit facility will be sufficient to fund projected operating, capital expenditure and debt service requirements during 2002. Despite the conditions noted above, management believes that it has developed a business plan that, if successfully funded and executed, will allow the Company to continue as a going concern through December 31, 2002.

There can be no assurance that such efforts will be successful, particularly that credit facilities will be available to the Company or if such funding will be available on acceptable terms.

3.       Accounts receivable

Accounts receivable consists of the following at December 31, 2001:

                           Receivables - trade                 $  107.8
                           Allowance for doubtful accounts         (1.3)
                                                              ----------

                                                               $  106.5
                                                              ----------

Approximately 74% of trade receivables are due from foreign customers at December 31, 2001.

The Company has, on occasion, sold selected receivables. The Company follows SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," when accounting for its sale of receivables. All assets obtained or liabilities incurred in consideration are recognized as proceeds from the sale and any gain or loss on the sale is recognized in earnings.

In accordance with two non-recourse sales programs (one domestic and one international), the Company sells certain trade receivables to two independent financial institutions. In aggregate, the Company can maintain up to $40 of trade receivables outstanding under these agreements, and there was $29.7 outstanding at December 31, 2001. Under the terms of both agreements, the Company is responsible for collecting the outstanding receivables and remitting the proceeds to the financial institutions. The Company has retained interests in the receivables related to a $1.0 deductible for an insurance policy under each agreement covering 90% of the outstanding trade receivables, where the financial institutions are the named beneficiaries. On foreign trade receivables, the Company bears the foreign currency exchange risk to convert the balances into US dollars. Under the terms of the domestic sales program, the Company has an additional 10% retained interest related to proceeds withheld by one financial institution until all outstanding receivables are collected.

Amounts outstanding under the international agreement will be repaid based upon the underlying terms of the accounts receivable sold under this program. The underlying maturities total $15.1, $3.0 and $0.1 in the three month periods ended March 31, June 30 and September 30, 2002, respectively. Because of a change in application of the international program, the Company re-characterized the international program from an off-balance sheet financing program to a secured lending program at December 31, 2001 and has notified the financial institution that it will not renew the maturing international program.

Sales of accounts receivable under the domestic agreement totaling $11.2 at December 31, 2001 are reflected as a reduction of accounts receivable in the consolidated balance sheet and the proceeds are included in cash flows from operating activities in the consolidated statement of cash flows.

4.       Net investment in sales-type leases

Genie Financial Services ("GFS"), a wholly owned subsidiary of Genie Holdings, Inc., leases new and used products manufactured and sold by Genie Industries, Inc. to domestic and foreign distributors and rental companies. GFS provides specialized financing alternatives that include sales-type leases, operating leases, conditional sales contracts, and short-term rental agreements.

At the time a sales-type lease is consummated, the Company records the gross finance receivable, unearned income and the estimated residual value of the leased equipment. Unearned finance income represents the excess of the gross minimum lease payments receivable plus the estimated residual value over the sales price of the equipment. Residual values represent the estimate of the values of the equipment at the end of the lease contracts and are initially recorded based on industry data and managements estimates. Realization of the residual values is dependent on the Company's future ability to market the equipment under then prevailing market conditions. Management reviews residual values periodically to determine that recorded amounts are appropriate. Unearned finance income is recognized as financing income using the interest method over the term of the transaction and is included in other leasing income in the consolidated statements of income. The allowance for future losses is established through charges to the provision for credit losses. Receivables are charged to the allowance for credit losses after collection efforts are exhausted and the account is deemed uncollectible.

In prior years, GFS had a number of domestic agreements with financial institutions to provide financing of new and eligible products to distributors and rental companies. Under these programs, GFS originated leases with distributors and rental companies and the resulting lease receivables were either transferred to a financial institution with limited recourse to GFS or used as collateral for borrowings. The aggregate unpaid sales-type lease payments previously transferred was $122.4 at December 31, 2001. Under these agreements, the Company's recourse obligation is limited to credit losses up to the first 5%, in any given year, of the remaining discounted rental payments due, subject to certain minimum and maximum recourse liability amounts. The Company's maximum credit recourse exposure was $15.0 at December 31, 2001, representing a contingent liability under the limited recourse provisions.

During 2001, domestically and globally, GFS entered into a number of arrangements with financial institutions to provide financing of new and eligible products to distributors and rental companies. Under these programs, GFS originates leases or leasing opportunities with distributors and rental companies. If GFS originates the lease with a distributor or rental company, the financial institution will purchase the equipment and take assignment of the lease contract from GFS. If GFS originates a lease opportunity, the financial institution will purchase the equipment from GFS and execute a lease contract directly with the distributor or rental company. In some instances, GFS retains certain credit and/or residual recourse in these transactions. The Company's maximum exposure, representing a contingent liability, under these transactions reflects a $43.8 credit risk and a $46.4 residual risk at December 31, 2001.

The Company's contingent liabilities previously referred to have not taken into account various mitigating factors. These factors include the staggered timing of maturity of lease transactions, resale value of the underlying equipment, lessee return penalties and annual loss caps on credit loss pools. Further, the credit risk contingent liability assumes that the individual leases were to all default at the same time and that the repossessed equipment has a market value of $0.

The components of net investment in sales-type leases consisted of the following at December 31, 2001:

           Gross minimum lease payments receivable           $ 45.1
           Estimated residual values                           24.0
           Allowance for future losses                         (0.9)
           Unearned finance income                            (16.3)
                                                             --------
             Net investment in sales-type leases               51.9

           Less:  Current portion                              (7.4)
                                                             --------

                                                             $ 44.5
                                                             --------

Scheduled future gross minimum lease payments receivable are as follows:

                Years ending December 31,

                  2002                                       $  8.2
                  2003                                         13.0
                  2004                                          6.8
                  2005                                         10.5
                  2006                                          4.2
                    Thereafter                                  2.4
                                                             --------

                                                             $ 45.1
                                                             --------

5.       Inventories

Inventories consist of the following at December 31, 2001:

          Finished goods                                     $ 81.0
          Used equipment                                       20.2
          Service parts                                        10.2
          Raw materials and work in process                    11.4
                                                             -------

                                                             $122.8
                                                             -------

6.       Prepaid expenses and other

Prepaid expenses and other consists of the following at December 31, 2001:

          Restricted cash                                    $  4.4
          Prepaid expenses                                      4.0
          Value added tax recoverable                           3.5
          Prepaid inventory                                     1.9
          Finance fees and deposits                             1.6
          Employee advances                                     1.0
          Other                                                 9.7
                                                             -------


                                                             $ 26.1
                                                             -------

7.       Property and equipment

Property and equipment consist of the following at December 31:

         Plant equipment                                     $ 46.9
         Leasehold improvements                                43.6
         Furniture and fixtures                                 9.2
         Tooling                                                2.0
         Vehicles                                               1.3
                                                             -------

                                                              103.0

          Less:  Accumulated depreciation and amortization    (38.0)
                                                             -------

                                                             $ 65.0
                                                             -------

8.       Investment in joint venture

In April 2001, the Company entered into a joint venture arrangement with a European financial institution whereby the Company maintained a forty-nine percent (49%) ownership interest. The Company contributed $4.7 in cash in exchange for its ownership interest. The Company applies the equity method of accounting for its investment in the joint venture, as the Company does not control the operations of the joint venture.
9.

Revolving credit facility and long-term debt

The Company has a three-year, syndicated revolving credit facility, which will expire on November 30, 2002 and has been classified as a current note payable in the accompanying consolidated balance sheet. The facility permits borrowings up to $250, subject to available collateral. The facility permits various borrowing options, at rates between LIBOR (1.88% at December 31, 2001) plus a margin ranging between 0.80% and 1.55% depending on the Company's ratio of funded debt and Earnings Before Interest, Tax, Depreciation and Amortization Expense ("EBITDA"), and the prime rate (4.75% at December 31, 2001). In addition, the Company pays an annual facility fee ranging from 0.20% to 0.35 %. The outstanding borrowings under this facility were $174.1 at December 31, 2001.

The facility contains affirmative and negative covenants including the following financial covenants: Debt to cash flow, interest coverage ratio, capitalization ratio and a tangible net worth test. On October 31, 2001, the revolving credit facility was amended and various financial covenants were modified through December 31, 2001. The Company was in violation of the covenants, as amended, at December 31, 2001 and had not obtained waivers for the current violations

Long-term debt consists of the following at December 31, 2001:

 Secured borrowings, interest rates ranging from 6.36% to 10.71%, monthly payments totaling
   $2.1, maturing from April 2002 to July 2008, secured by equipment subject to operating leases (in technical default at December 31, 2001, therefore $7 thousand which is scheduled to be repaid after December 31, 2002 is classified as current in the
   Consolidated Balance Sheet at December 31, 2001)                                           $ 129.3

 Secured borrowings, interest rates ranging from 6.22% to 10.5%, interest accrues until maturity in April 2002 through July 2007, collateralized by fixed purchase options in sales-type capital leases (in technical default at December 31, 2001, therefore $18 thousand which is scheduled to be repaid after December 31, 2002 is classified as current
   in the Consolidated Balance Sheet at December 31, 2001)                                       49.5

 Notes payable to various United Kingdom financial institutions, interest rates ranging from
   6.89% to 9.32%, monthly payments totaling $0.7, maturing from January 2002 to April 2005, secured by equipment subject to operating leases (in technical default at December 31,
   2001, therefore $11 thousand  which is scheduled to be repaid after December 31, 2002 is
   classified as current in the Consolidated Balance Sheet at December 31, 2001)                 15.4

 Notes payable to an Australian financial institution, interest at 7.47%, quarterly payment of $0.1, maturing March 2004, collateralized by equipment
   subject to operating leases                                                                    1.2

 Notes payable to an Australian financial institution, interest rates ranging from 8.21% to
   12.02%, monthly payments totaling $5 thousand, maturing from March 2001 through April
   2004, collateralized by automobiles and office equipment                                       0.1

 Other                                                                                            0.8
                                                                                              --------

         Total long-term debt                                                                   196.3

 Less:  Current portion                                                                         (73.6)
                                                                                              --------

                                                                                              $ 122.7
                                                                                              --------

Aggregate future maturities of long-term debt are as follows:

     Years ending December 31,
                2002                                                  $    73.6
                2003                                                       36.3
                2004                                                       34.4
                2005                                                       21.1
                2006                                                       24.6
                Thereafter                                                  6.3
                                                                      ----------

                                                                      $   196.3
                                                                      ----------


10.      Income taxes

The components of the income tax provision (benefit) are as follows for the year ended December 31, 2001:

          Domestic:
               Current expense                                        $     3.6
               Deferred benefit                                           (11.3)
                                                                      ----------

                            Total domestic                                 (7.7)
                                                                      ----------

          Foreign:
               Current expense                                              0.5
               Deferred benefit                                            (0.6)
                                                                      ----------

                            Total foreign                                  (0.1)
                                                                      ----------

                            Total income tax provision (benefit)      $    (7.8)
                                                                      ----------


The reconciliation of the income tax provision (benefit) at the U.S. federal statutory rate to the Company's effective income tax rate is as follows for the year ended December 31, 2001:


                Expected U.S. federal income taxes at statutory rates $    (6.5)
                State and local income taxes, net of federal effect        (1.0)
                Benefit of foreign sales corporation                      ---
                Foreign taxes and rate differential                         0.6
                Other                                                      (0.9)
                                                                      ----------

                                                                      $    (7.8)
                                                                      ----------

The components of the current deferred tax assets and net long-term deferred tax liabilities at December 31, 2001 are:

         Current deferred tax assets:
                Unrealized profit excluded from inventories           $     3.9
                Employee benefits                                           4.4
                Accrued liabilities                                         4.1
                Inventory capitalization                                    1.6
                Current portion of long-term debt                           0.8
                Bad debt reserves                                           0.4
                Other receivables                                           0.3
                Other                                                       0.4
                                                                      ----------
                      Total current deferred tax assets                    15.9
                                                                      ----------

         Long-term deferred tax assets (liabilities):
                Property and equipment                                    (21.2)
                Equipment subject to operating leases                      (4.2)
                Long-term debt, net of current portion                      4.4
                AMT credit carryforwards                                    1.2
                Other                                                      (2.0)
                                                                      ----------
                      Total long-term deferred tax liabilities            (21.8)
                                                                      ----------

                      Net deferred tax liability                      $    (5.9)
                                                                      ----------

11.      Accrued expenses

Accrued expenses and other consists of the following at December 31, 2001:

            Equipment warranty and related reserves                   $    10.7
            Accrued payroll                                                 4.1
            Workers' compensation                                           3.2
            Deferred compensation                                           4.0
            Restructuring accrual                                           2.2
            Promotional allowances                                          1.8
            Customer deposits                                               1.9
            Medical benefits                                                1.5
            Other                                                           8.6
                                                                      ----------

                                                                      $    38.0
                                                                      ----------

12. Restructuring expense

In October 2001, the Company announced a plan to restructure its operations, which resulted in the recording of a non-recurring charge to expense totaling approximately $4.5. The charge primarily consisted of employee termination costs ($2.6) related to the approximately 450 administrative, customer service and manufacturing positions eliminated throughout the Company's worldwide operations prior to December 31, 2001. In addition, the Company will incur incremental costs and contractual obligations for building leases ($0.8), and losses on abandoned equipment and leasehold improvements ($1.1) associated with the Company's consolidation of certain manufacturing operations in the United States. At December 31, 2001, approximately $2.3 of the total restructuring charge had been paid, primarily related to employee termination benefits.

In May 2002, as part of continuing restructuring activities, the Company recorded a nonrecurring charge to expense of $3.0 related primarily to employee termination costs and certain contractual obligations for building leases.

13.      Equipment subject to operating leases

Operating leases arise from the leasing of Genie products to customers in the United States of America, Europe and Australia. Initial noncancelable lease terms range from 12 to 84 months. The cost of equipment subject to operating leases was approximately $176 at December 31, 2001. The equipment is depreciated on the straight-line basis over the shorter of the estimated useful life or the estimated amortization period of any borrowings secured by the asset to its estimated salvage value. The accumulated depreciation on this equipment was approximately $35 at December 31, 2001.

Future minimum lease payments to be received under noncancelable operating leases with lease terms in excess of one year are as follows:

Years ending December 31,
      2002                      $   37.9
      2003                          36.3
      2004                          27.5
      2005                          19.0
      2006                          13.5
      Thereafter                     2.7
                                ---------
                                $  136.9
                                ---------

The Company received approximately $30.0 of rental income from assets subject to operating leases during 2001, of which approximately $0, represented contingent rental payments.

14.      Sale - leaseback transactions

In prior years, the Company entered into sale-leaseback transactions. The Company recognized approximately $1.2 of deferred profit associated with these transactions during 2001.

15.      Related party transactions

The Company leases a significant portion of its manufacturing equipment under noncancelable operating leases from Go Credit Corporation, a related party S-Corporation owned by the Company's stockholders as well as two other officers of the Company. The future minimum payments under these noncancelable leases are included in the amounts presented in Note 18. The Company also leases its principal office, manufacturing and warehouse space and certain equipment pursuant to month-to-month leases from entities controlled by its stockholders. Aggregate rental expense pursuant to all related party leases was approximately $8.3 for 2001. Future minimum lease payments to related parties are approximately $48.9 at December 31, 2001.

16.      Fair value of financial instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and forward contracts approximate fair value because of the short-term nature of these instruments. The carrying value of notes payable and long-term debt approximates fair value as the debt bears interest that adjusts based upon market interest rates. The fair value of forward contracts is based upon quoted exchange rates.

17.      Employee benefit plans

The Company has a 401(k) plan and a noncontributory profit sharing plan covering all eligible employees. Contributions to the profit sharing plan are determined annually by the Board of Directors. Profit sharing contributions were approximately $0.9 for 2001. Employer contributions to the 401(k) plan were approximately $3.3 million during 2001.

18.      Commitments and contingencies

Commitments
The Company leases manufacturing and warehouse space from unrelated parties. The leases expire through May 2017.

Future minimum payments under noncancelable operating leases with lease terms in excess of one year, including leases discussed in Notes 14 and 15, are as follows:

           Years ending December 31,
                  2001                    $    15.0
                  2002                         14.4
                  2003                         12.9
                  2004                          7.3
                  2005                          7.4
                    Thereafter                 55.5
                                          ----------

                                          $   112.5
                                          ----------

Rental expense for all leases, including month-to-month rentals and related party leases, was approximately $16.4 for 2001.

Contingencies
In addition to the contingent liabilities included in Note 4, the Company is involved in various matters of litigation, including product liability issues, arising in the ordinary course of business. In the opinion of management, the outcome of these matters is not expected to have a material adverse effect on the consolidated financial position or results of operations of the Company.

19.      Segment reporting

Operating segments are defined as components of an enterprise for which separate financial information is available and regularly reviewed by the Company's senior management. The Company's business consists of two principal operating segments, referred to as aerial work platforms and financial services.

Aerial work platforms - The aerial work platform operating segment designs, manufactures and distributes aerial work platform and material lifting devices. The Company's design and manufacturing activities take place at its principal business locations in the state of Washington. Included in this operating segment are the parent company, Genie Holdings, Inc., and the related subsidiaries and sales offices in the United Kingdom, Australia, France, Germany, Brazil, Korea, Spain, China, Japan, Sweden, South Africa and Mexico. Gen-National Insurance Company, Ltd. is included as a component of the aerial work platform line of business since its primary business purpose is to manage various risks associated with design, manufacture and distribution of the Company's products.

Financial services - The financial services operating segment provides its customers with the alternative of financing the purchase of Genie products through captive finance subsidiaries of the Company.

The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Segment data includes intersegment revenues, as well as a charge allocating all corporate-headquarters costs to each of the two operating segments. The Company's operations are highly integrated, particularly with respect to overall management resources. The accompanying information reflects general and administrative expenses for the financial services operating segment on the basis of transactions that are specifically identifiable to activities of the captive financial services subsidiaries. Management believes that substantially all of the remaining selling, general and administrative expenses are attributable to its activities in the aerial work platform operating segment and accordingly have not attempted to allocate additional corporate costs to its financial services operating segment. The Company evaluates the performance of its segments and allocates resources to them based on income before taxes.

Interest expense by operating segment is determined on the basis of which entity is the primary obligor on the debt obligation. Interest incurred as a result of borrowings on the Company's operating line of credit is reflected as an expense of the aerial work platform-operating segment. Management has not attempted to allocate a portion of the revolving line of credit obligation or associated interest expense to the financial services operating segment.

Operating segment information for the year ended December 31, 2001 is presented below:

                                            Aerial work       Financial
                                             platforms         services       Total
                                            --------------    ----------  ------------

Product sales                               $  559.9              -          $  559.9
Interest income                                  0.5              4.0             4.5
Interest expense                                14.6             12.3            26.9
Depreciation and amortization expense           12.7             16.9            29.6
Segment profit (loss)                          (10.7)            (7.9)          (18.6)
Segment assets                                 347.1            251.0           598.1
Expenditures for segment assets                  7.3             88.7            96.0


Enterprise wide disclosures
-------------------------------------------
                                             United States      Foreign       Total
                                            --------------    ----------  ------------


Revenues from external customers            $  331.2          $ 228.7        $  559.9
Long-lived assets                              177.4             28.4           205.8




                   Unaudited Condensed Consolidated Financial

                      Statements of Genie Holdings, Inc. as

                    of September 18, 2002 and for the period

                    from January 1 through September 18, 2002

                      GENIE HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      January 1 through September 18, 2002
                                   (unaudited)
                                  (in millions)

Net sales                                                            $  361.2
Cost of sales                                                           301.5
                                                                     ----------

      Gross profit                                                       59.7
                                                                     ----------

Other leasing income:
    Rental income                                                        32.5
    Equipment depreciation and rent expense                             (25.9)
    Interest earned on sales-type leases                                  2.2
    Gain on sale of equipment subject to operating leases                 0.1
    Other leasing expense                                                (1.0)
                                                                     ----------

      Total leasing income                                                7.9
                                                                     ----------

    Selling, general and administrative expenses                         73.4
                                                                     ----------

      Income from operations                                             (5.8)
                                                                     ----------

Other income (expenses):
    Interest expense                                                    (21.8)
    Interest income                                                       0.1
    Other                                                                (2.9)
                                                                     ----------

      Loss before income taxes and minority interests                   (30.4)

Provision for income taxes                                                8.6

Minority interests in consolidated joint ventures, net                   (0.3)
                                                                     ----------

      Net loss                                                       $  (22.1)
                                                                     ==========

                 The accompanying notes are an integral part of
                          these financial statements.

                      GENIE HOLDINGS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               September 18, 2002
                                   (unaudited)
                    (dollars in millions, except share data)

Assets
Current assets:
   Cash and cash equivalents                                           $   10.3
   Accounts receivable, net                                               110.6
   Net investment in sales-type leases, current-portion                     9.0
   Other receivables                                                       24.4
   Inventories, net                                                        93.4
   Deferred tax assets                                                     22.2
   Prepaid expenses and other                                              18.7
                                                                        --------
        Total current assets                                              288.6

Equipment subject to operating leases                                     191.8
Net investment in sales-type leases, long-term                             53.6
Property and equipment, net                                                57.8
Other assets                                                               20.1
                                                                        --------

        Total assets                                                    $ 611.9
                                                                        ========

Liabilities and Stockholders' Equity
Current liabilities:
   Note payable                                                        $  159.1
   Current portion of long-term debt                                       73.3
   Accounts payable                                                        82.9
   Accrued expenses                                                        53.4
   Income taxes payable                                                    11.3
                                                                        --------
        Total current liabilities                                         380.0

Long-term debt, net of current portion                                    160.5
Other                                                                      13.9
                                                                        --------
        Total liabilities                                                 554.4
                                                                        --------

Minority interest                                                           1.1
                                                                        --------
Commitments and contingencies
Stockholders' equity:
   Common stock, $10 par value; 100,000 shares authorized, 3,333 issued   ---
   Additional paid-in capital                                               0.3
   Retained earnings                                                       60.9
   Accumulated other comprehensive loss                                    (4.8)
                                                                        --------
        Total stockholders' equity                                         56.4
                                                                        --------

        Total liabilities and stockholders' equity                      $ 611.9
                                                                        ========

                 The accompanying notes are an integral part of
                          these financial statements.

                      GENIE HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                      January 1 through September 18, 2002
                                   (unaudited)
                                  (in millions)


Cash flows from operating activities
Net loss                                                              $  (22.1)
Adjustments to reconcile net loss to net cash provided
 by operating activities:
      Depreciation and amortization                                       33.2
      Restructuring expense                                                0.6
      Equity in loss of joint venture                                    ---
      Deferred income taxes                                              (14.3)
      Minority interest                                                    0.3
      Loss on sale of equipment                                            0.4
      Accounts receivable                                                 (4.1)
      Net investment in sales-type capital leases                        (10.7)
      Other receivables                                                   20.8
      Inventories                                                         29.4
      Prepaid expenses and other                                           7.6
      Accounts payable                                                    12.9
      Accrued expenses                                                    18.9
      Other, net                                                          (0.4)
                                                                      ----------
        Net cash provided by operating activities                         72.5
                                                                      ----------

Cash flows from investing activities
Purchase of property and equipment                                        (2.3)
Proceeds from the sale of equipment                                        6.6
Contribution to joint venture                                             (0.6)
Cost of assets subject to operating leases                               (81.8)
                                                                      ----------
        Net cash used in investing activities                            (78.1)
                                                                      ----------

Cash flows from financing activities
Net change in note payable                                               (15.0)
Net decrease in secured accounts receivable program                      (18.3)
Proceeds from long-term debt                                              54.7
Payments on long-term debt                                               (20.2)
                                                                      ----------
        Net cash provided by financing activities                          1.2
                                                                      ----------

Effect of exchange rate changes on cash                                    7.8
                                                                      ----------


        Net increase in cash and cash equivalents                          3.4

Cash and cash equivalents
Beginning of period                                                        6.9
                                                                      ----------
End of period                                                         $   10.3
                                                                      ==========


                 The accompanying notes are an integral part of
                          these financial statements.

                      GENIE HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               September 18, 2002
                                   (unaudited)
              (dollar amounts in millions, unless otherwise noted)


NOTE A -- BASIS OF PRESENTATION

Basis of Presentation. The accompanying unaudited consolidated financial statements of Genie Holdings, Inc. and subsidiaries (the "Company") as of September 18, 2002 and for the period from January 1 through September 18, 2002 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America to be included in full year financial statements.

The consolidated financial statements include the accounts of Genie Holdings, Inc., its wholly owned subsidiaries, and two 80% owned domestic joint ventures as well as one 49% owned United Kingdom joint venture. All material intercompany balances, transactions and profits have been eliminated.

In the opinion of management, all adjustments considered necessary for a fair statement have been made. Except as otherwise disclosed, all such adjustments consist only of those of a normal recurring nature. Operating results for the period from January 1 through September 18, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 2001.

Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in October 2001. SFAS No. 144 became effective for the Company on January 1, 2002 and provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. The adoption of the standard has not materially changed the methods used by the Company to determine impairment losses on long-lived assets, but may result in additional items being reported as discontinued operations in the future.

SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002," was issued in May 2002. SFAS No. 145 becomes effective for certain leasing transactions occurring after May 15, 2002 and shall be applied by the Company from January 1, 2003 with respect to reporting gains and losses from extinguishments of debt. The Company is currently evaluating the provisions of SFAS No. 145 to determine its impact on the Company's financial statements.

SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," was issued in June 2002. SFAS No. 146 becomes effective for exit or disposal activities that are initiated after December 31, 2002. Under SFAS No. 146 a liability for a cost associated with an exit or disposal activity is recognized when the liability is incurred. Under current accounting principles, a liability for an exit cost is recognized at the date of an entity's commitment to an exit plan. The Company is currently evaluating the provisions of SFAS No. 146 to determine its impact on the Company's financial statements.


NOTE B -- RESTRUCTURING AND OTHER CHARGES

In October 2001, the Company announced a plan to restructure its operations, which resulted in the recording of a restructuring charge to expense totaling approximately $4.5. The charge primarily consisted of severance costs for 450 employees, with the remainder related to costs associated with abandoned buildings on consolidation of certain manufacturing operations in the United

States. The majority of the effected facilities have been closed as of June 30, 2002.

In May 2002, the Company recorded a restructuring charge to expense of $3.0. The charge primarily consisted of severance costs for 296 employees, with the remainder related to costs associated with the closure of the Company's distribution center based in Germany. In September 2002, the Company recorded a restructuring charge to expense of $0.5 consisting of severance costs for 144 employees. As of September 18, 2002 the Company's future cash payments related to 2001 and 2002 restructuring initiatives are approximately $2.8.


NOTE C -- INVENTORIES

Inventories consist of the following at September 18, 2002:

Finished goods................................................   $    53.0
Used equipment................................................        22.9
Service parts.................................................         9.1
Raw materials and work-in-process.............................         8.4
                                                                 ----------

Inventories...................................................   $    93.4
                                                                 ==========


NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at September 18, 2002:

Plant equipment...............................................   $    46.9
Leasehold improvements........................................        43.8
Furniture and fixtures........................................        10.9
Tooling.......................................................         1.8
Vehicles......................................................         1.0
                                                                 ----------
                                                                     104.4
Less:  Accumulated depreciation and amortization..............       (46.6)
                                                                 ----------
Net property and equipment....................................   $   57 .8
                                                                 ==========


NOTE E -- STOCKHOLDERS' EQUITY

Total non-stockholder changes in equity (comprehensive income) include all changes in equity during a period except those resulting from investments by, and distributions to, stockholders. The specific components include: net income and deferred gains and losses resulting from foreign currency translation. Total non-stockholder changes in equity for the period from January 1 through September 18, 2002 were as follows.

   Net loss......................................                $   (22.1)
   Other comprehensive income:
        Translation adjustment...................                      7.8
                                                                 ----------
   Comprehensive income..........................                $   (14.3)
                                                                 ==========


NOTE F - LITIGATION AND CONTINGENCIES

The Company is involved in various matters of litigation, including product liability issues, arising in the ordinary course of business. The Company is self-insured, up to certain limits, for these product liability exposures, as well as for certain exposures related to general, workers' compensation and automobile liability. Insurance coverage is obtained for catastrophic losses as well as those risks required to be insured by law or contract. The Company has recorded and maintains an estimated liability in the amount of management's estimate of the Company's aggregate exposure for such self-insured risks. The Company is involved in various other legal proceedings which have arisen in the normal course of its operations. The Company has recorded provisions for estimated losses in circumstances where a loss is probable and the amount or range of possible amounts of the loss is estimable.


NOTE G - RELATED PARTY TRANSACTIONS

During the period from January 1 through September 18, 2002, the Company had transactions with various unconsolidated affiliates as follows:

   Rental expense for manufacturing equipment                  $    4.5
   Rental expense for building leases                          $    1.3


NOTE H -- BUSINESS SEGMENT INFORMATION

Operating segments are defined as components of an enterprise for which separate financial information is available and regularly reviewed by the Company's senior management. The Company's business consists of two principal operating segments, referred to as aerial work platforms and financial services.

Aerial work platforms - The aerial work platform operating segment designs, manufactures and distributes aerial work platform and material lifting devices. The Company's design and manufacturing activities take place at its principal business locations in the state of Washington. Included in this operating segment are the parent company, Genie Holdings, Inc., and the related subsidiaries and sales offices in the United Kingdom, Australia, France, Germany, Brazil, Korea, Spain, China, Japan, Sweden, South Africa and Mexico. Gen-National Insurance Company, Ltd. is included as a component of the aerial work platform line of business since its primary business purpose is to manage various risks associated with design, manufacture and distribution of the Company's products.

Financial services - The financial services operating segment provides its customers with the alternative of financing the purchase of Genie products through captive finance subsidiaries of the Company.

Business segment information is presented below:
                                                           January 1 through
                                                            September 18,
                                                                2002
                                                          ------------------
Sales
 Aerial work platforms...............................     $        361.0
 Financial services..................................                0.2
                                                          ------------------
    Total............................................     $        361.2
                                                          ==================

Income from Operations
  Aerial work platforms..............................     $        (13.5)
  Financial services.................................                7.7
                                                          ------------------
    Total............................................     $         (5.8)
                                                          ==================


                                                            September 18,
                                                                2002
                                                          ------------------
Identifiable Assets
  Aerial work platforms...............................    $        326.2
  Financial services..................................             285.7
                                                          ------------------
      Total...........................................    $        611.9
                                                          ==================

Enterprise wide disclosures are presented below:
                                                          January 1 through
                                                          September 18, 2002
                                                          ------------------
Sales
 United States.......................................     $        237.6
 Foreign.............................................              123.6
                                                          ------------------
    Total............................................     $        361.2
                                                          ==================


                                                              September 18,
                                                                   2002
                                                          ------------------
Identifiable Assets
  United States........................................   $        404.0
  Foreign..............................................            207.9
                                                          ------------------
    Total..............................................   $        611.9
                                                          ==================

NOTE I -CHANGE IN OWNERSHIP

On July 19, 2002, Terex Corporation ("Terex"), a publicly traded diversified global manufacturer involved in a broad range of construction, infrastructure, recycling and mining-related capital equipment, announced it had signed an Agreement and Plan of Merger with the Company. The purchase consideration will be $85, consisting of approximately $75 in Terex common stock and $10 in cash, subject to adjustment. In addition, Terex will assume and refinance approximately $168 of the Company's debt. In accordance with the agreement, the exchange ratio of Terex common shares for Company shares will be based upon the average closing price of Terex common stock for the ten consecutive trading days prior to the closing date. Based on the share price of Terex common stock on the date of the agreement, Terex would issue approximately 3.2 million shares of common stock to the Company's shareholders. The transaction closed on September 18, 2002.

During the period, the Company established a deferred stock incentive plan under which certain employees were granted deferred stock units that vested with the change in control. Under the plan, deferred stock units were exchangeable into an equivalent number of Terex common shares that had an aggregate value of approximately $12.0 at September 18, 2002 for which the Company recognized compensation expense and an accrued expense. The Company also incurred approximately $4.2 in costs related to the change in control that were recorded in the period.

                                TEREX CORPORATION

                         PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma consolidated financial information of Terex Corporation ("Terex" or the "Company") gives effect to the acquisition by the Company of all the common stock of Genie Holdings, Inc. ("Genie"), on September 18, 2002. The pro forma information is based on the historical statement of operations of the Company for the year ended December 31, 2001 and the nine months ended September 30, 2002 and the historical statement of operations of Genie for the year ended December 31, 2001 and for the period from January 1 through September 18, 2002, as if the acquisition of Genie ("Genie Acquisition") had occurred on January 1, 2001 and January 1, 2002, respectively. Additionally, a pro forma balance sheet has not been presented herein because the September 30, 2002 condensed consolidated balance sheet as filed in the Company's September 30, 2002 Report on Form 10-Q includes the Genie acquisition. The pro forma statements of operations give effect to the Genie Acquisition and the $210 million bank credit facility maturing December 2009 used to finance the transaction and to refinance certain obligations of Genie.

The Genie Acquisition was accounted for using the purchase method, with the purchase price of Genie allocated to the assets acquired and liabilities assumed based upon their respective estimated fair values at the date of acquisition. The Company is in the process of completing certain valuations, appraisals and other studies for the purpose of determining the respective fair values of tangible and intangible assets acquired. Accordingly, the pro forma consolidated financial information reflects the Company's initial estimates of the purchase price allocation. Furthermore, the Company is in the process of evaluating various alternatives to integrate certain activities of Genie into the Company, including alternatives to exit or consolidate certain facilities and/or activities and restructure certain functions and reduce the related headcount. The finalization of these plans could have an impact on the purchase price allocation. However, management does not believe that there will be any changes which will have a material effect on the pro forma information.

The unaudited pro forma consolidated financial information is not necessarily indicative of what the actual results of operations of the Company would have been for the period indicated, nor does it purport to represent the results of operations for future periods.




                       TEREX CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2001
                     (in millions except per share amounts)


                                               Terex Corporation
                                                      and                                 Pro Forma
                                                 Subsidiaries      Genie    Sub-Total    Adjustments       Pro Forma
                                                ---------------- --------- ----------- --------------     ------------
  NET SALES.....................................$      1,812.5   $  598.6  $  2,411.1   $     ---         $   2,411.1

  COST OF GOODS SOLD............................       1,535.9      518.0     2,053.9           1.3  (2a)     2,055.2
                                                ---------------- --------- ----------- --------------     ------------

     Gross Profit...............................         276.6       80.6       357.2          (1.3)            355.9

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES..         172.4       73.7       246.1         ---               246.1
                                                ---------------- --------- ----------- --------------     ------------

     Income from operations.....................         104.2        6.9       111.1          (1.3)            109.8

  OTHER INCOME (EXPENSE)
     Interest income............................           7.7        0.4         8.1         ---                 8.1
     Interest expense...........................         (86.7)     (26.9)     (113.6)          3.7  (2c)      (109.9)
     Other income (expense) - net...............          (0.6)       1.0         0.4          (0.9) (2d)        (0.5)
                                                ---------------- --------- ----------- --------------     ------------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES AND EXTRAORDINARY
       ITEMS....................................          24.6      (18.6)        6.0           1.5               7.5

  (PROVISION FOR) BENEFIT FROM INCOME TAXES.....          (7.9)       7.8        (0.1)         (0.5) (2e)        (0.6)
                                                ---------------- --------- ----------- --------------     ------------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE EXTRAORDINARY ITEMS...............  $         16.7   $  (10.8) $      5.9  $        1.0       $       6.9
                                                ================ ========= =========== ==============     ============

  PER COMMON AND COMMON EQUIVALENT SHARE:
          Basic.................................$          0.60                                           $       0.22
          Diluted...............................$          0.58                                           $       0.21

  AVERAGE NUMBER OF COMMON AND COMMON
     EQUIVALENT SHARES OUTSTANDING IN PER SHARE
     CALCULATION
          Basic.................................          28.1      ---          28.1           3.2  (2f)        31.3
          Diluted...............................          28.9      ---          28.9           3.2  (2f)        32.1


                 The accompanying notes are an integral part of
                          these financial statements.

                       TEREX CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                     (in millions except per share amounts)


                                                    Terex
                                                 Corporation
                                                     and                                  Pro Forma
                                                 Subsidiaries      Genie     Sub-Total   Adjustments         Pro Forma
                                                -------------- ------------ ----------- -------------      --------------
  NET SALES                                     $    1,946.3    $   396.0  $   2,342.3  $    ---            $  2,342.3

  COST OF GOODS SOLD                                 1,654.4        328.4      1,982.8         1.1   (2a)      1,983.9
                                                -------------- ------------ ----------- -------------       -------------

     Gross Profit                                      291.9         67.6        359.5        (1.1)              358.4

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         187.8         73.4        261.2       (16.2)  (2b)        245.0
                                                -------------- ------------ ----------- -------------       -------------

     Income from operations                            104.1         (5.8)        98.3        15.1               113.4

  OTHER INCOME (EXPENSE)
     Interest income                                     4.7          0.1          4.8       ---                   4.8
     Interest expense                                  (66.9)       (21.8)       (88.7)        3.0   (2c)        (85.7)
     Other income (expense) - net                       (8.4)        (3.2)       (11.6)       (0.7)  (2d)        (12.3)
                                                -------------- ------------ ----------- -------------       -------------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE INCOME TAXES AND EXTRAORDINARY
       ITEMS                                            33.5        (30.7)         2.8        17.4                20.2

  (PROVISION FOR) BENEFIT FROM INCOME TAXES            (10.7)         8.6         (2.1)       (6.1)  (2e)         (8.2)
                                                -------------- ------------ ----------- -------------      -------------

     INCOME (LOSS) FROM CONTINUING OPERATIONS
       BEFORE EXTRAORDINARY ITEMS
                                                $       22.8   $    (22.1)  $      0.7  $     11.3          $     12.0
                                                ============== ============ =========== =============       =============

  PER COMMON AND COMMON EQUIVALENT SHARE:
             Basic                              $        0.55                                               $      0.27
             Diluted                            $        0.54                                               $      0.26

  AVERAGE NUMBER OF COMMON AND COMMON
     EQUIVALENT SHARES OUTSTANDING IN PER SHARE
     CALCULATION
            Basic                                       41.8        ---           41.8         3.1   (2f)         44.9
            Diluted                                     42.5        ---           42.5         3.1   (2f)         45.6



                       TEREX CORPORATION AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                              (amounts in millions)

1) The unaudited pro forma condensed consolidated financial information is presented for the year and nine months ended December 31, 2001 and September 30, 2002, respectively. The pro forma statements of operations reflect the consolidated operations of the Company combined with those of the acquired business assuming the Genie Acquisition was consummated on January 1, 2001 and 2002 for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively. Certain reclassifications have been made to the Genie historical financial statements to conform to the Terex presentation. "Lease income" was reclassified into "Net sales" ($38.7 in 2001 and $34.8 in the period ended September 18, 2002) and "Cost of goods sold" ($27.2 in 2001 and $26.9 in the period ended September 18, 2002). "Restructuring expense was reclassified into "Cost of goods sold" ($3.6 in 2001) and "Selling, General and Administrative Expenses" ($0.9 in 2001).

2) The pro forma statement of operations adjustments are summarized as follows:

     a)   Pro  forma   adjustments  to  "Cost  of  goods  sold"   represent  the
          recognition of depreciation expense on machinery and equipment acquired from an affiliate at the time of the Genie Acquisition, net of the rent expense paid to the affiliated company previously.

     b) Pro forma adjustments to "Selling, General and Administrative Expenses" represent the elimination of deferred compensation expense earned by employees of Genie due to the acquisition of Genie by Terex ($12.0) and expenses incurred by Genie in connection with its acquisition by Terex ($4.2).

     c) Borrowings under the Incremental Term Loan under Company's Credit Agreement, (the "Incremental Term Loan") were used to finance a portion of the Genie Acquisition, including the refinancing of a portion of Genie's existing debt. The Incremental Term Loan bears interest at 2.5% per annum in excess of the eurodollar rate. The Incremental Term Loan expires December 31, 2009. The pro forma adjustments to "Interest expense" represent the net effect of(3)) the elimination of the interest expense and related fees on the refinanced Genie debt, and ii) the interest on the Incremental Term Loan (interest rate of 4.3% for year ended December 31, 2001 and nine months ended September 30, 2002, assumed for pro forma presentation). The effect of a 1/8% change in interest rates would result in a change in interest expense of approximately $0.3 and $0.2 for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively.

     d) The pro forma adjustments to "Other income (expense) - net" represent the amortization of the debt issuance costs resulting from the borrowings under the Incremental Term Loan.

     e) Pro forma adjustments to "Provision for income taxes" represent the 35% statutory income tax rate applied to the pro forma adjustments.

     f) Pro forma adjustments to "Average Number of Common and Common Equivalent Shares Outstanding in Per Share Calculation" represent the effect of the issuance of 3.2 million shares of the Company's common shares to the Genie selling shareholders, assuming these issued shares were outstanding from January 1 of the period presented.

3) The estimated fair values of assets and liabilities acquired by the Company in the Genie Acquisition are summarized as follows:

          Cash  ...............................................$     14.4
          Net trade receivables................................     121.0
          Inventories..........................................      95.3
          Other current assets.................................      59.1
          Property, plant and equipment........................      64.5
          Other non-current assets.............................     142.2
          Accounts payable.....................................     (82.7)
          Other current liabilities............................     (47.9)
          Current portion of long-term debt....................     (59.5)
          Long-term debt, less current portion.................     (24.7)
          Other liabilities....................................     (27.2)
                                                               ------------
                                                               $    254.5
                                                               ============


  The aggregate purchase consideration was approximately $85, consisting of 3.2 million shares of Terex common stock, which have a minimum guaranteed value of approximately $75 and $10.1 in cash to Genie's selling shareholders. Additionally, the Company had other acquisition costs of $1.5. Based on the purchase consideration and approximately $168 in debt acquired that was immediately refinanced, no goodwill has been recorded.

  The Company is in the process of completing certain valuations, appraisals and other studies for purposes of determining the respective fair values of tangible and intangible assets used in the allocation of purchase consideration for the Genie Acquisition. The Company may revise the estimates as additional information is obtained. Furthermore, the Company is in the process of evaluating various alternatives to integrate certain activities of Genie into the Company, including alternatives to exit or consolidate certain facilities and/or activities and restructure certain functions and reduce the related headcount. The finalization of these plans could have an impact on the purchase price allocation. However, management does not believe that there will be any changes which will have a material effect on the pro forma information.